SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-ELJER INDUSTRIES INC

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/22/97           45,000-           24.0000
                                 1/10/97            5,000-           23.8242
                                 1/06/97           20,000-           23.6992
          GAMCO INVESTORS, INC.
                                 1/22/97          472,100-           24.0000
                                 1/17/97              500-           23.7500
                                 1/10/97           24,000              *DI
                                 1/06/97            4,000-           23.7500
                                 1/06/97            6,400-           23.6250
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.

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